Exhibit 99.1

Parks! America, Inc. Reports Q4 and Fiscal 2023 Results

●	Adjusted fiscal 2023 park revenues down slightly from fiscal 2022, which remain well above fiscal 2019 pre-pandemic levels

●	Positive EBITDA of $1.2 million for fiscal 2023 despite $1.0 million in lost revenue resulting from the March tornado event at our Georgia Park

●	Management remains focused on near term growth with a compelling 2024 plan while continuing to position the Company for inorganic expansion over the long term

PINE MOUNTAIN, Georgia, Dec. 12, 2023 (GLOBE NEWSWIRE) — Parks! America, Inc. (OTCPink: PRKA), today announced the results for its fourth fiscal quarter and year ended October 1, 2023.

Fourth Quarter Fiscal 2023 Highlights

Total revenues for the fiscal quarter ended October 1, 2023 were $2.85 million, a decrease of $212,488, compared to the fiscal quarter ended October 2, 2022. Our park revenues decreased by $166,539 or 5.6%, and animal sales decreased by $45,949.

We reported net income of $3,326 or $0.00 per basic share and per fully diluted share, for the fiscal quarter ended October 1, 2023, compared to a net income of $482,409 or $0.01 per basic share and per fully diluted share, for the fiscal quarter ended October 2, 2022, resulting in a decrease of $479,083 or $0.01 per basic and fully diluted share. Our EBITDA for the fourth quarter ending October 1, 2023 was $670,823 compared to $925,039 for the prior year, a decrease of $254,216.

The decrease in the Company’s fourth fiscal quarter net income is partially attributable to lower park revenues, led by an 8% decline in Georgia and more moderate declines in Texas and Missouri as well as a timing shift which resulted in lower animal sales. In addition to lower revenues, lower fiscal fourth quarter net income was due to higher asset write-offs, higher wages and higher operational spending, partially offset by lower advertising expense. Asset write-offs include $196,000 attributable to the mutual termination of the general construction contract for the Georgia Park giraffe exhibit project initiated in fiscal 2022, as we reprioritized capital in the near term to focus on rebuilding after the March 2023 severe weather and tornado event. We remain committed to a new giraffe exhibit at our Georgia Park and expect to establish a revised timeline for this project during fiscal 2024.

Fiscal 2023 Highlights

Total revenues for the fiscal year ended October 1, 2023 were $9.44 million, a decrease of $1.30 million, compared to the fiscal year ended October 2, 2022. Our park revenues decreased by $1.34 million or 12.6%, and animal sales increased by $34,457. Adjusting for the $1.0 million of estimated lost park revenue due to the impact of the March 2023 severe weather and tornado event at our Georgia Park, total park revenues decreased approximately 3%.

We reported a net loss of $483,738 or $0.01 per basic share and per fully diluted share, for the fiscal year ended October 1, 2023, compared to a net income of $727,491 or $0.01 per basic share and per fully diluted share, for the prior fiscal year, resulting in a decrease of $1.21 million or $0.02 per basic and fully diluted share. The decrease in the Company’s reported net income is largely attributable to lower park revenues primarily driven by the Georgia severe weather and tornado event, higher depreciation, asset write-offs, wages, and general operational spending, partially offset by lower advertising expense and year-over-year savings of the Missouri Christmas lights event. Our fiscal 2023 EBITDA was $1.22 million, a decrease of approximately $950,000 from the prior year, again largely driven by the $1.0 million in lost park revenue and the associated margin loss due to the impact of the March 2023 severe weather and tornado event at our Georgia Park.

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Balance Sheet and Liquidity

The Company had working capital of $3.69 million as of October 1, 2023, compared to $4.67 million as of October 2, 2022. The Company had total debt of $4.23 million as of October 1, 2023, compared to $4.96 million at the end of the prior fiscal year. The Company’s debt-to-equity ratio was 0.28 to 1.0 at the end of fiscal 2023, compared to 0.32 to 1.0 at the end of the prior fiscal year.

Fiscal 2023 Commentary

President and CEO, Lisa Brady commented, “Despite challenges from the tornado impacting our Georgia Park, we swiftly rebuilt and reopened, showcasing our resilience, while continuing to make substantial progress on initiatives setting the Company up for long-term success.” Brady added, “We completed all major capital projects on time and on budget, including a new ring-tailed lemur exhibit and budgie parrot feeding experience in Georgia, a marquee otter attraction in Missouri as well as numerous additional improvements in Georgia as part of the post-tornado rebuild efforts, enriching our visitor experiences. Our commitment extended beyond infrastructure and included improvements in employee culture, guest experience, and overall operational systemization,” Brady added.

2024 Outlook

Brady said, “As we begin fiscal 2024, drivers of our plan include refined digital marketing efforts, dynamic pricing, systems optimization, and comprehensive employee training, all aimed at elevating the guest experience to new heights. These initiatives reflect our commitment to modernizing and refining our overall business model, elevating the experience we offer and creating lasting memories for every visitor.”

Brady continued, “In tandem with these efforts, 2024 brings forth several significant capital projects. Our Georgia Park will witness the construction of a brand-new restroom facility and a main entry plaza, which will serve as the gateway to our park and a gathering place for our guests as we strive to improve guest experience and increase per capita revenue. Additionally, an all-new carnivore night house continues to underscore our dedication to safety and animal welfare. Following the challenges of the tornado, strategic rebuilding efforts will continue to reshape the landscape through additional capital projects including a capybara feeding experience, as well as continued sidewalk, fencing and shade replacement. The major capital project at our Missouri Park features the rebuild of a dock, allowing guests to access the water along with an all-new nature walkway surrounding the pond, adding to the overall Walkabout experience. Our Texas Park capital is focused on the final build-out of zookeeper facilities along with covered storage and other maintenance and safety related projects as we work to become more operationally efficient at this park.” Brady added, “In addition to the major projects listed above, we will continue to strategically invest in the improvement of our parks, with longevity, the guest experience and animal welfare in mind.”

Our 2024 capital plan totals approximately $1.4 million and will be funded from internally generated cash flow.

Brady concluded, “Despite a cautious economic backdrop, our steadfast focus on near term results coupled with long-term sustainability and growth remains unwavering and we are focused on seeding growth initiatives such as adjacent development and inorganic growth as well as improving our corporate governance. We are optimistic for the 2024 season and expect to see our overall park revenue return to levels at or above fiscal 2022. We are seeing early positive evidence of traction on our 2024 initiatives including our membership program and new digital marketing efforts, albeit on small numbers in our low season. We extend heartfelt thanks to our dedicated employees for their hard work and express gratitude to our investors for their continued support.”

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About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, as well as the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas, acquired on April 27, 2020.

Additional information, including our Form 10-K for the fiscal year ended October 1, 2023, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. Such forward-looking statements involve risks and uncertainties, including, among other things, statements concerning: our business strategy; liquidity and capital expenditures; future sources of revenues and anticipated costs and expenses; and trends in industry activity generally. Such forward-looking statements include, among others, those statements including the words such as “may,” “will,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar language or by discussions of our outlook, plans, goals, strategy or intentions.

You are cautioned not to place undue reliance on these forward-looking statements; our actual results may differ significantly from those projected in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to vary materially from future results include but are not limited to: competition from other parks which we believe is increasing, factors related to the spread of COVID-19 and its variants, difficulty engaging seasonal and full-time workers, weather conditions during our primary tourist season, the price of animal feed and the price of gasoline. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements.

We believe the expectations reflected in forward-looking statements are reasonable, however we can give no assurances that such expectations will be realized, and actual results could differ materially. We assume no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2023.

Contact:

Lisa Brady

President and Chief Executive Officer

(706) 663-8744

lisa@parksamerica.com

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PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Years Ended October 1, 2023 and October 2, 2022

	For the three months ended		For the year ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Park revenues	$2,797,909	$2,964,448	$9,274,565	$10,610,191
Sale of animals	55,363	101,312	165,683	131,226
Total revenues	2,853,272	3,065,760	9,440,248	10,741,417

Cost of sales	355,245	359,877	1,284,877	1,446,640
Selling, general and administrative	1,842,726	1,803,798	7,015,066	7,217,892
Depreciation and amortization	235,702	204,762	884,459	782,987
Tornado expenses and write-offs, net	5,359	-	368,955	-
Legal settlement	-	-	-	100,000
(Gain) loss on disposal of operating assets, net	286,562	22,422	317,146	(6,738)
Income (loss) from operations	127,678	674,901	(430,255)	1,200,636

Other income, net	15,522	22,954	80,230	91,276
Interest expense	(52,657)	(59,146)	(222,396)	(261,621)
Income (loss) before income taxes	90,543	638,709	(572,421)	1,030,291

Income tax expense (benefit)	87,217	156,300	(88,683)	302,800
Net income (loss)	$3,326	$482,409	$(483,738)	$727,491

Income (loss) per share - basic and diluted	$0.00	$0.01	$(0.01)	$0.01

Weighted average shares outstanding (in 000’s) - basic and diluted	75,518	75,227	75,365	75,186

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PARKS! AMERICA, INC. AND SUBSIDIARIES

PARK REVENUES

REPORTED - For the Three Months and Years Ended October 1, 2023 and October 2, 2022

PRO FORMA - For the Year Ended October 1, 2023

	Reported				Pro Forma
	For the three months ended		For the year ended		For the year ended
	October 1, 2023	October 2, 2023	October 1, 2023	October 2, 2023	October 1, 2023
Georgia	$1,767,444	$1,907,364	$5,826,446	$7,066,625	$6,805,446
Missouri	631,285	649,849	1,692,765	1,667,545	1,692,765
Texas	399,180	407,235	1,755,354	1,876,021	1,755,354
Total park revenues	$2,797,909	$2,964,448	$9,274,565	$10,610,191	$10,253,565

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PARKS! AMERICA, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURE - ADJUSTED NET INCOME (1)

For the Three Months and Years Ended October 1, 2023 and October 2, 2022

	For the three months ended		For the year ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net income (loss)	$3,326	$482,409	$(483,738)	$727,491
Tornado expenses and write-offs, net	-	-	368,955	-
Tax impact - Tornado expenses and write-offs	-	-	(99,620)	-
Legal settlement	-	-	-	100,000
Tax impact - legal settlement	-	-	-	(27,000)
Adjusted net income (loss)	$3,326	$482,409	$(214,403)	$800,491

(1) Reconciliation of Non-GAAP Disclosure Item - Adjusted Net Income

Adjusted net income for the year ended October 1, 2023 excludes severe weather and tornado related expenses of $780,741 and asset write-offs of $275,297 partially offset by $687,283 of insurance proceeds. Adjusted net income for the year ended October 2, 2022 excludes a legal settlement charge associated an employment contract dispute related to a former officer of the Company.

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PARKS! AMERICA, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURE - EBITDA (1)

For the Three Months and Years Ended October 1, 2023 and October 2, 2022

	For the three months ended		For the year ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Income (loss) before income taxes	$90,543	$638,709	$(572,421)	$1,030,291
Interest expense	52,657	59,146	222,396	261,621
Depreciation and amortization	235,702	204,762	884,459	782,987
(Gain) loss on disposal of operating assets, net	286,562	22,422	317,146	(6,738)
Tornado damage and expenses, net	-	-	368,955	-
Legal settlement	-	-	-	100,000
EBITDA	$665,464	$925,039	$1,220,535	$2,168,161

(1) Reconciliation of Non-GAAP Disclosure Item – EBITDA

EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as a substitute for operating income, net income or cash flows from operating activities computed in accordance with GAAP. We believe that EBITDA is a meaningful measure as it is widely used by analysts, investors and comparable companies in our industry to evaluate our operating performance on a consistent basis, as well as more easily compare our results with those of other companies in our industry. We also believe EBITDA is a meaningful measure of park-level operating profitability. EBITDA is a supplemental measure of our operating results and is not intended to be a substitute for operating income, net income or cash flows from operating activities as defined under GAAP.

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PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of October 1, 2023 and October 2, 2022

	October 1, 2023	October 2, 2022
ASSETS
Cash	$4,098,387	$5,472,036
Accounts receivable	36,172	4,405
Inventory	419,149	541,986
Prepaid expenses	558,678	170,782
Total current assets	5,112,386	6,189,209

Property and equipment, net	14,910,097	14,811,742
Intangible assets, net	52,331	79,565
Other assets	20,909	23,090
Total assets	$20,095,723	$21,103,606

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$79,352	$267,567
Other current liabilities	571,343	521,872
Current portion of long-term debt, net	767,675	732,779
Total current liabilities	1,418,370	1,522,218

Long-term debt, net	3,459,816	4,227,442
Deferred tax liability, net	232,329	-
Total liabilities	5,110,515	5,749,660

Stockholders’ equity
Common stock	75,518	75,227
Capital in excess of par	5,102,471	4,987,762
Retained earnings	9,807,219	10,290,957
Total stockholders’ equity	14,985,208	15,353,946
Total liabilities and stockholders’ equity	$20,095,723	$21,103,606

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